English translation: for reference only

Exhibit 10.7

Building Purchase Contract

This Contract is entered into by and between the following parties:

Seller:	Beijing Weixiao Biological Technology Development Company Limited (hereinafter referred to as “Party A”)

Purchaser:	Beijing Yuande Bio-Medical Engineering Co., Ltd. (hereinafter referred to as “Party B”)

WHEREAS:

1.	Both Party A and Party B are PRC legal persons established and validly existing in accordance with the laws;

2.	Party A is the legal owner of the building to be sold to Party B in accordance with this Contract. Party A has obtained a valid “State-owned Land Use Right Certificate” with the number of “Kai Si Guo Yong (1988) Zi No. 007” (Actual Chinese characters are: and a valid “Building Ownership Certificate” with the number of “Jing Fang Quan Zheng Kai Gu Zi No. 00031” (Actual Chinese characters are:

3.	On March 25, 2003, both parties had signed the “Letter of Intent” regarding the sale and purchase of the building under this Contract.

4.	Beijing Ying Fang Zhao Hua Evaluation Company Limited had issued a “Building Value Assessment Report” on February 26, 2004 in respect of the building under this Contract.

5.	Party A voluntarily sells the building under this Contract at the agreed price under this Contract to Party B, and Party B desires to make the purchase.

In accordance with the provisions of laws and regulations such as the Law of the People’s Republic of China on the Administration of Urban Real Property, the Regulations on the Administration of Urban Public-Owned Buildings, etc., both Party A and Party B, after mutual consultation and consent, enter into the following provisions for the observance and performance of both parties:

English translation: for reference only

Article 1: Building

Party B agrees to purchase one building of Party A, and this building is located at No. 24 Yong Chang North Road, Beijing Economic and Technological Development Area (see Floor Plan attached). Such building is frame structured, with a construction area of 6980.20 square meter and pro-rata land use area of 5878.76 square meter.

Article 2: Transaction Price

The transaction price of the aforesaid building is the assessed value of RMB64,807,400 as provided in the “Building Value Assessment Report.” The amount is spelled out as Renminbi Six Thousand Four Hundred Eighty million Seven Thousand and Four Hundred.

Article 3: Payment Method and Time

In accordance with the “Letter of Intent” signed by the parties, both parties agree that the amount of RMB60,000,000 already paid by Party B to Party A constitutes the purchase amount for the building under this Contract; both parties agree that the remaining amount of RMB4,807,400 shall be paid within one year from the date this Contract is signed.

Article 4: Delivery of the Building and Transfer of the Ownership Right

Within 30 days from the signing of the agreement, Party A shall deliver the building under this Contract to Party B for the management and use of Party B. After Party A completes the delivery and the change of building ownership rights, Party B exercises all the rights as the owner of the building.

Article 5: Apportionment of Tax Payments

Party A and Party B shall, in this building purchase, separately bear the statutorily-determined fees imposed on the seller and the buyer respectively by the real property administrative department in accordance with the law. With respect to the statutorily-determined transaction fees that should be jointly borne by both parties, Party A shall be responsible for 50%, and Party B shall be responsible for 50%, of such fees.

English translation: for reference only

Article 6: Party A’s Undertakings

6.1	Party A is the legal owner of the building under this Contract and legally owns the State-owned land use right of the land occupied by the aforesaid building, and its rights are not subject to any limitation restrictions due to the provisions of laws or other agreements;

6.2	Party A undertakes to handle the relevant formalities in changing the building ownership right and State-owned land use right with the building administrative department within the time limit required by law.

Article 7: Liabilities for Default

7.1	Party B must pay Party A the building purchase price as scheduled. In case payments are overdue, for each day payment is overdue, Party B shall pay Party A, as penalty, 0.03% of the defaulting portion of the building purchase price.

7.2	Party A shall deliver the property to Party B for its use as scheduled; otherwise, for each day of the delay, Party B may deduct, as penalty, 0.03% of the agreed building purchase price.

7.3	If Party A fails to handle the building ownership rights and State-owned land use rights registration amendment formalities in accordance with Article 9 of this Contract, then, for each day of the delay, Party B is entitled to deduct from the building purchase price 0.03% of the unpaid portion of the building purchase price.

Article 8: Effectiveness of this Contract

This Contract is effective after it is signed and affixed with chops by the legal representatives or the authorized representatives of both parties.

Article 9: Transfer of Property Rights

Both parties agree that, within 60 days from the day this Contract is signed, both parties shall jointly go to the building and land administrative department of the development area to handle the formalities regarding the change of property rights. The fees arising from the change of such property rights shall be separately borne by the respective parties in accordance with laws.

English translation: for reference only

Article 10: Dispute Resolution

Any dispute arising from the performance of this Contract shall be resolved through consultation. If consultation fails to resolve the dispute, either party is entitled to initiate litigation with the people’s court.

Any other matters shall be determined through consultation.

Article 11: Others

11.1	Any other matters not provided for by this Contract shall be separately determined by both parties through consultation.

11.2	Any amendments to this Contract will only be effective after both parties execute a written supplementary agreement. Otherwise, the original contract shall continue to be performed.

11.3	This Contract is made in triplicates. Each party holds one copy and one copy shall be submitted to the building administrative department.

Party A: Beijing Weixiao Biological Technology Development Company Limited

Legal Representative:	/s/ (signed and chopped)
(Authorized Representative)

Party B:	Beijing Yuande Bio-Medical Engineering Co., Ltd.

Legal Representative:	/s/ (signed and chopped)
(Authorized Representative)

February 27, 2004.

Attachment:	Floor Plan dated August 25, 2003

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